  Exhibit 99.1

RumbleOn Announces a Dealer-Centric Pilot Program with CarGurus

DALLAS– RumbleOn, Inc (Nasdaq: RMBL), the e-commerce company using innovative technology to simplify how dealers and consumers buy, sell, trade, or finance pre-owned vehicles, today announced it was chosen for a pilot program with CarGurus (Nasdaq: CARG), a leading global online automotive marketplace. CarGurus will leverage RumbleOn’s technology as well as their transportation and distribution services in the testing of a new inventory acquisition product for dealers that enables dealers to source consumer cars on the CarGurus platform.

RumbleOn CEO Marshall Chesrown commented, “Our proprietary technology suite has underpinned our offering since day one. We have strong relationships with dealers and our agnostic business model has propelled our rapid expansion in both Powersports and Automotive. We are proud that CarGurus has selected RumbleOn for this pilot, and we are excited to help support their new and innovative solutions for dealers around the world.”

“This program not only validates the strength of our technology, but it demonstrates the agility of our business model. We believe there are boundless opportunities ahead of us and this is yet another example of how we are executing on our disruptive strategy,” concluded Chesrown.

“We are excited to work with RumbleOn as we continue to build an innovative inventory acquisition solution for our dealers,” said Ryan Russell, Head of Strategic Partnerships for CarGurus Labs. “As with all of our product development, our ability to rapidly test and learn is critical. RumbleOn’s technology and dealer-centric processes will allow us to execute this pilot with speed and flexibility so that we can evolve our product and deliver a best-in-class solution for dealers.”

The latest phase of CarGurus’ inventory acquisition product pilot launched in July in Massachusetts.

About RumbleOn
RumbleOn (NASDAQ: RMBL) is an e-commerce company that uses innovative technology to simplify how dealers and customers buy, sell, trade, or finance pre-owned vehicles through RumbleOn’s 100% online marketplace. Leveraging its capital-light network of regional partnerships and innovative technological solutions, RumbleOn is disrupting the old-school pre-owned vehicle supply chain by providing users with the most efficient, timely and transparent transaction experience. For more information, please visit http://www.rumbleon.com.

About CarGurus
Founded in 2006, CarGurus (Nasdaq: CARG) is a global, online automotive marketplace connecting buyers and sellers of new and used cars. The Company uses proprietary technology, search algorithms and data analytics to bring trust and transparency to the automotive search experience and help users find great deals from top-rated dealers. CarGurus is the most visited automotive shopping site in the U.S. (source: Comscore Media Metrix® Multi-Platform, Automotive – Information/Resources, Total Audience, Q1 2020, U.S. (Competitive set includes: CarGurus.com, Autotrader.com, Cars.com, TrueCar.com)). In addition to the United States, CarGurus operates online marketplaces under the CarGurus brand in Canada and the United Kingdom. In the United States and the United Kingdom, CarGurus also operates the Autolist and PistonHeads online marketplaces, respectively, as independent brands. To learn more about CarGurus, visit www.cargurus.com.  CarGurus® is a registered trademark of CarGurus, Inc.

Cautionary Note Regarding Forward Looking Statements about RumbleOn

This press release may contain “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as “expects,” “projects,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on RumbleOn’s expectations as of the date of this report and speak only as of the date of this report and are advised to consider the factors listed under the heading “Forward-Looking Statements” and “Risk Factors” in RumbleOn’s SEC filings, as may be updated and amended from time to time. RumbleOn undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Important Information Regarding Forward-Looking Statements About CarGurus
The information in this release about CarGurus contains forward-looking statements regarding future events that involve risks and uncertainties, and CarGurus’ actual results may differ materially from those contemplated by such forward-looking statements. For further information regarding risks and uncertainties associated with CarGurus’ business, please refer to the "Risk Factors" section of CarGurus’ most recent annual or quarterly report filed with the SEC. Any forward-looking statements represent CarGurus’ beliefs and assumptions only as of the date of this release. While CarGurus may elect to update forward-looking statements at some point, CarGurus specifically disclaims any obligation to do so.

RumbleOn Contact:
Dylan Solomon, The Blueshirt Group
investors@rumbleon.com

Source: RumbleOn, Inc